UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50669	77-0576030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 467-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Events.

On April 2, 2007, Global Locate filed a complaint under Section 337, requesting that the United States International Trade Commission (“ITC”) commence an investigation of certain GPS devices and products made for, by, or sold by or for SiRF Technology, Inc. (“SiRF”) and four of its customers. As a result, on April 30, 2007, the ITC instituted an action entitled “In the Matter of Certain GPS Devices and Products Containing Same”, ITC Investigation No. 337-TA-602. Upon its acquisition of Global Locate, Broadcom Corporation was subsequently added as an additional Complainant to the Investigation. The ITC hearing commenced on April 28, 2008 and ended on May 13, 2008.

On August 8, 2008, the Administrative Law Judge issued a Notice regarding the Initial Determination in this matter, which Notice contained conclusions of law that all 6 of the asserted Broadcom patents (1) had an existing domestic industry, (2) were valid, and (3) were infringed by certain of SiRF’s products. SiRF plans to review the complete Initial Determination when it is received and determine how to proceed. The target date for completion of this investigation is scheduled for December 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2008

SIRF TECHNOLOGY HOLDINGS, INC.

By:	/s/ Kanwar Chadha
Kanwar Chadha
Vice President of Marketing